UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549								OMB APPROVAL
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					FORM 10




		GENERAL FORM FOR REGISTRATION OF SECURITIES
  Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


	IRWIN MICHAEL MCCASTLE
(Exact name of registrant as specified in its charter)

		FLORDIDA
(State or other jurisdiction of incorporation or organization)

		936841456
(I.R.S. Employer Identification No.)

1224 E Mallory Street Pensacola Florida   32503
(Address of principal executive office) (Zip Code)

Registrants telephone number, including area code  (850) 529-0630


Securities to be registered pursuant to Section 12(b) of the Act: none

Title of each class Name of each exchange on which to be so registered each class is to be registered



Securities to be registered pursuant to Section 12(g) of the Act:

		Title of Each Class to be registered:

			Certificate of live Birth
			Social Securtiy Bond
			International Bills of Exchange
			TREASURY BONDS
			ADR's/ADS'S
			FRN'S
			International Promissory Notes






SEC 1396 (02-21) Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer,a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer x


If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.

				SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IRWIN MICHAEL MCCASTLE
(Registrant)

Date: 01.10.24   By:  Irwin McCastle
  			(Signature)